                                                                     EXHIBIT 5.2


                 [Piper Marbury Rudnick & Wolfe LLP Letterhead]


                               September 4, 2001

BRE Properties, Inc.
44 Montgomery Street, 36th Floor
San Francisco, California 94104

     Re:  Registration Statement on Form S-3
          ----------------------------------

Ladies and Gentlemen:

     We have acted as special Maryland counsel to BRE Properties, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (the "Registration Statement") on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on August ____, 2001, including the preliminary prospectus included therein (the "Prospectus"), for offering and sale by the Company from time to time of up to $308,685,000 aggregate initial offering price of Securities (as defined below). This opinion is being provided at your request in connection with the filing of the Registration Statement.

     As used herein, the term "Securities" includes (i) debt securities of the Company ("Debt Securities"); (ii) shares of common stock of the Company, par value $0.01 per share ("Common Shares"); and (iii) whole or fractional shares of preferred stock of the Company, par value $0.01 per share ("Preferred Shares"), including Preferred Shares that are convertible into Common Shares. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices, and on terms to be set forth in one or more supplements to the Prospectus contained in the Registration Statement (each, a "Prospectus Supplement").

     In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

          (a) The Registration Statement, including the Prospectus, in the form to be filed with the Commission.

          (b) The charter of the Company (the "Charter"), as in effect on the date hereof, certified by the Department of Assessments and Taxation of the State of Maryland (the "MSDAT"), and bylaws of the Company (the "Bylaws"), as amended and restated and in effect on the date hereof, of the Company.

          (c) Certified resolutions of the Board of Directors of the Company relating to the authorization of the filing of the Registration Statement and of the Securities.

          (d) A short-form good standing certificate for the Company, dated a recent date, issued by the MSDAT.

          (e) A Certificate of Secretary of the Company, dated the date hereof (the "Certificate"), as to certain factual matters.

          (f) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

     In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company (and for purposes of the documents referred to below, to be executed by parties other than the Company), we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties. As to any facts material to this opinion, we have relied solely upon the Certificate.

     We further assume that:

          (a) The issuance, sale, amount, and terms of Securities to be offered and sold from time to time by the Company will be authorized and determined by proper action of the Company's Board of Directors (or where permitted, a committee of the Company's Board of Directors) in accordance with the Company's Charter and Bylaws and applicable law (each, a "Board Action") and will not result in a default under or breach of any agreement or instrument binding upon the Company, or any affiliates or subsidiaries of the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

          (b) Any Debt Securities will be issued under a valid and legally binding indenture (each, an "Indenture") that conforms to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement, and will comply with the Company's Charter and Bylaws and applicable law.

          (c) Prior to the issuance of any Common Shares or Preferred Shares, there will exist, under the Company's Charter, the requisite number of authorized but unissued Common Shares or Preferred Shares, as the case may be, including the requisite number of Common Shares issuable upon conversion of any convertible Preferred Shares, and that all actions necessary to the creation of any such Preferred Shares, whether by amendment to the Company's Charter or by classification or reclassification of existing authorized but unissued shares of capital stock and the filing of Articles Supplementary, will have been taken.

          (d) Appropriate certificates representing Common Shares or Preferred Shares will be executed and delivered upon issuance and sale of any Common Shares or Preferred Shares, and will comply with the Company's Charter and Bylaws and applicable law.

          (e) The underwriting, subscription or purchase agreements for offerings of any Securities (each, an "Underwriting Agreement," and collectively, the "Underwriting Agreements") will constitute the legally valid and binding obligations of the parties enforceable in accordance with their terms and will conform to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement.

          (f) To the extent that the obligations of the Company under any Indenture may be dependent upon such matters, the financial institution to be identified in such agreement (the "Financial Institution") will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Financial Institution will be duly qualified to engage in the activities contemplated by such agreement; such agreement will have been duly authorized, executed, and delivered by the Financial Institution and will constitute the legally valid and binding obligation of the Financial Institution enforceable against the Financial Institution in accordance with its terms; the Financial Institution, generally, will be in compliance with respect to acting under such agreement and with applicable law and; the Financial Institution will have the requisite organizational and legal power and authority to perform its obligations under such agreement.

     Based upon the foregoing and having regard for such legal consideration as we deem relevant, we are of the opinion and advise you that:

          (1) Upon due authorization by Board Action of an issuance of Debt Securities, and upon issuance and delivery of certificates for such Debt Securities against payment therefor in accordance with the terms and provisions of such Board Action, the Debt Securities and the applicable Indenture, the Registration Statement (as declared effective under the Securities Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for such Debt Securities pursuant to the conversion of one or more series of Securities convertible into Debt Securities, the Debt Securities represented by such certificates will be duly authorized.

          (2) The Common Shares (including the Common Shares issued pursuant to the conversion of one or more series of Securities convertible into Common Shares) will be duly authorized, validly issued, fully paid, and non-assessable upon (i) due authorization by Board Action of an issuance of the Common Shares (including the Common Shares issuable pursuant to the conversion of one or more series of Securities convertible into Common Shares) and (ii) issuance and delivery of certificates for such Common Shares against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Registration Statement (as declared effective under the Securities Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement.

          (3) The Preferred Shares (including any Preferred Shares issuable pursuant to the conversion of one or more series of Securities convertible into Preferred Shares) will be duly authorized, validly issued, fully paid, and non-assessable upon (i) due authorization by Board Action of an issuance of any Preferred Shares (including any Preferred Shares issuable pursuant to the conversion of one or more series of Securities convertible into Preferred Shares) and (ii) issuance and delivery of certificates for shares of such Preferred Shares against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Registration Statement (as declared effective under the Securities Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement.

     In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland. This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Maryland as currently in effect. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur.

     We hereby consent to (i) the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and (ii) the filing of this opinion as an exhibit to the Registration Statement. Latham and Watkins is authorized to rely on this opinion, as if it were addressed to them, as to all matters governed by or arising under the laws of the State of Maryland in rendering their opinion to you in connection with the Registration Statement. This opinion may not be relied on by any other person or in any other connection without our prior written approval.

                                         Very truly yours,

                                         /s/ Piper Marbury Rudnick & Wolfe LLP